DISBURSEMENT AGREEMENT
                             ----------------------




                                 By and Between



                          THE MAJESTIC COMPANIES, LTD.,
                              A DELAWARE CORPORATION

                                       AND

                     MAJESTIC TRANSPORTATION PRODUCTS, LTD.,
                             A DELAWARE CORPORATION




                                       AND

                             /s/ Margaret C. Hubard
                             ----------------------
                        MARGARET C. HUBARD, AN INDIVIDUAL



                                                                 AUGUST 26, 1999

                             DISBURSEMENT AGREEMENT
                             ----------------------

         THIS DISBURSEMENT AGREEMENT (the "Disbursement Agreement") is made by and among THE MAJESTIC COMPANIES, LTD., a Nevada corporation, MAJESTIC TRANSPORTATION PRODUCTS, LTD., a Maryland corporation, jointly and severally (collectively the "Borrower"), and MARGARET C. HUBARD, an Individual (the "Lender").

                                    RECITALS
                                    --------

         A. The Borrower has requested financing in the principal amount of One Hundred Thousand Dollars ($100,000.00) (the "Loan") and the Lender has agreed to provide the financing requested by the Borrower. The proceeds of the Loan shall be disbursed by the Lender to the Borrower as a line of credit as hereafter set forth.

         B. This Agreement is made for the purpose of setting forth the terms and conditions pursuant to which the Lender will disburse the Loan to the Borrower and to set forth the Borrower's obligations and duties with respect to the application of Loan proceeds.

         NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

                                    ARTICLE I
                                    ---------
                         TERMS AND PURPOSES OF THE LOAN
                         ------------------------------

         The general terms and the purposes of the Loan shall be as follows:

         Section 1.1. General Terms of the Loan. Subject to the limitations set forth herein, the Lender shall lend to the Borrower as the Loan an amount of up to One Hundred Thousand Dollars ($100,000.00) upon the terms and conditions contained herein and in the other loan documents of even date herewith relating to the Loan (the "Loan Documents"). The Loan shall be disbursed in accordance with the provisions of this Agreement and shall be repaid with interest thereon by the Borrower to the Lender in accordance with the terms and provisions of a certain Promissory Note of even date herewith evidencing the Loan (the "Promissory Note"), the terms and provisions of which are incorporated by reference herein to the same extent as if set forth in full in this Agreement.

         Section 1.2. Security for the Loan. All advances made under this Agreement and all obligations of the Borrower under this Agreement, the Promissory Note and the other Loan Documents shall be secured by: (a) the grant by the Borrower to the Lender under a Security Agreement of even date herewith (the "Security Agreement") of a lien and security interest in all Personalty, now existing or hereafter acquired by the Borrower, and the proceeds and products thereof; (b) the additional security and assurance of performance and repayment to be furnished to the Lender by the Borrower under the Loan Documents in accordance with the terms and conditions thereof.

                                   ARTICLE II
                                   ----------
                          DISBURSEMENT OF LOAN PROCEEDS
                          -----------------------------

         Subject to the terms and conditions of this Agreement, the Lender shall disburse the Loan Proceeds in the following manner:

         Section 2.1. Purpose. The purpose of the Loan is to provide working capital as needed by the Borrower for the Borrower's business operations.

         Section 2.2. Term. The term of the Loan shall be for the period extending to the Maturity Date of the Promissory Note, as defined and set forth therein.

         Section 2.3. Loan Documents. This Agreement, the Note, and all other documents, agreements, certifications, instruments executed or to be executed and delivered or to be delivered in connection with the Loan and the Note evidencing the Loan, are collectively referred to herein as the "Loan Documents".

         Section 2.4. Disbursements under the Loan. Advances under the Loan shall be made by the Lender in its sole discretion from time to time upon the request of the Borrower, which may be written or telephoned and shall be made by the President of the Borrower or by any other authorized officer of the Borrower. The Lender shall advance such sums to the Borrower which the Lender, in its sole discretion, deems reasonable and proper and the Lender may reject any request for an advance which the Lender deems not reasonable or proper in its sole discretion. The Lender shall credit such advances to a commercial account established or to be established by the Borrower. Any obligation of the Lender to advance under the Loan is subject to the continued determination by the Lender, in good faith, that the Borrower remains in acceptable financial condition and continues to be creditworthy. The Borrower agrees that no request for an advance under the Loan shall be made which, if honored or paid, would cause the aggregate amount of advances made and outstanding to exceed the limitations as to the maximum amount of advances set forth herein. In no event shall the Lender be obligated to make any advance if a default under the Note or an Event of Default under the Security Agreement shall have occurred, unless and until such default or Event of Default shall be cured (if the Borrower is given the right to cure the applicable Event of Default hereunder), or if such advance would cause the total advances made to or for the Borrower and outstanding under this Agreement to exceed the limitations as to the maximum amount of advances set forth herein.

         Section 2.5. Safeguards as to Application of Disbursements. The Lender shall have the right to require the Borrower to submit a breakdown of each disbursement which is to be made by the Lender hereunder. The Lender shall have the right to require at any time, or from time to time, the presentation of receipts evidencing the payment of bills for which advances have been made hereunder. The Lender may, in the Lender's reasonable judgment, make disbursement checks payable jointly to the Borrower and those creditors of the Borrower due or who will be due sums which are advanced hereunder. This Agreement shall constitute an irrevocable and automatic authorization and direction on the part of the Borrower to the direction on the part of the Borrower to the Lender to so disburse the Loan proceeds and the Lender shall need no further authorization from the Borrower to make disbursements in this manner. Any such disbursements shall satisfy the Lender's obligations hereunder, and shall be fully secured in accordance with and by way of the Loan Documents securing the Loan. The Lender shall at all reasonable times have access to the books and records of the Borrower so as to enable the Lender to verify that funds disbursed by the Lender for the Real Property are being used properly.

                                   ARTICLE III
                                   -----------
                          GENERAL CONDITIONS AND TERMS
                          ----------------------------

         Section 3.1. Waivers. The Lender may at any time or from time to time waive all or any rights under this Agreement or any other Loan Document, but any waiver or indulgence by the Lender at any time and from time to time shall not constitute, unless specifically so expressed by the Lender in writing, a future waiver of performance or exact performance by the Borrower or the Guarantor.

         Section 3.2. No Third Party Beneficiary Rights. No person not a party to this Agreement shall have any benefit hereunder nor have third party beneficiary rights as a result of this Agreement or any other Loan Documents, nor shall any party be entitled to rely on any actions or inactions of the parties hereto or their agents, all of which are done for the sole benefit of the parties hereto.

         Section 3.3. Continuing Obligation of Borrower. The terms, conditions, and covenants set forth herein and in the Loan Documents shall survive closing and shall constitute a continuing obligation of the Borrower during the course of the Loan.

         Section 3.4. Binding Obligation. This Agreement shall be binding upon the parties, their successors, personal representatives, and assigns.

         Section 3.5. Final Agreement. This Agreement and the Loan Documents contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Agreement or the Loan Documents are not a part of this Agreement and understanding of the parties hereof. This Agreement may be amended or altered only in writing signed by the party to be bound by the change or alteration.

         Section 3.6. Photocopies Sufficient. A xerox, photographic, or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement.

         Section 3.7.      Time.  Time as of the essence of this Agreement.

         Section 3.8. Choice of Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Maryland.

         Section 3.9. Assignability. This Agreement may be assigned by the Lender or its successors and assigns at any time or from time to time; this Agreement may not be assigned by the Borrower.

         Section 3.10. Invalidity of Any Part. If any provision or part of any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

         Section 3.11. Number, Gender, and Captions. As used herein, the singular shall include the plural and the plural shall include the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Agreement.

         IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement under seal as of the 26th day of August, 1999, with the specific intention that this Agreement constitutes an instrument under seal.

 WITNESS:
                                     LENDER:
                                  /s/ Margaret C. Hubard,
                                  -----------------------
                                  An Individual
                                    -------------


 John B. Hubard                   By : Margaret C. Hubard(SEAL)
 --------------                   ---------------------------------------
                                  An Individual
                                  -------------

 WITNESS:
                                  BORROWER:
                                  THE MAJESTIC COMPANIES, LTD., a
                                  Nevada corporation


 /s/ Alex Tovar                   By: Francis A. Zubrowski    (SEAL)
 --------------                   ---------------------------------------
                                  Francis A. Zubrowski, Chairman and
                                  Chief Executive Officer

                                  MAJESTIC TRANSPORTATION
                                  PRODUCTS, LTD., a Maryland corporation


 /s/ Alex Tovar                       By: Adrian Corbett           (SEAL)
 --------------                   ---------------------------------------
                                  Adrian Corbett, President

TO FILING OFFICER: AFTER RECORDATION RETURN TO:

                                         /s/ Margaret C. Hubard
                                         ----------------------
                                         ----------------------
                                         2747 N. Nelson St.
                                         ----------------------
                                         Arlington, VA 22207-5033
                                         ------------------------

______ To Be Recorded in the Financing Statement Records of the Secretary of State of California

_______ To Be Recorded in the Financing Statement Records of ______ County, California

                              FINANCING STATEMENT
                              -------------------
                          ($200,000.00 LINE OF CREDIT)

1. Debtor:            THE MAJESTIC COMPANIES, LTD.
                      8880 Rio San Diego Drive
                      8th Floor
                      San Diego, California 92108

                      MAJESTIC TRANSPORTATION PRODUCTS, LTD.
                      8880 Rio San Diego Drive
                      8th Floor
                      San Diego, California 92108

2. Secured Party:     /s/ Margaret C. Hubard
                      ----------------------
                      ----------------------
                      2747 N. Nelson St.
                      ----------------------
                      Arlington, VA 2207-5033
                      -----------------------

3. Each of the above referred corporations comprising the Debtor as set forth above hereby grants to the Secured Party a security interest in and to, and this Financing Statement covers, all of the Debtor's right, title and interest in and to all of the tangible and intangible assets owned by the Debtor, wherever located, whether now owned or hereafter acquired by the Debtor, together with all substitutions therefor, and replacements and renewals thereof, including but not limited to the following: (a) Accounts;
   (b) Cash on hand and in any deposit, passbook, savings or checking account;
   (c) Chattel Paper; (d) Documents; (e) Contracts and Contract rights; (f) General Intangibles; (g) Goods; (h) Instruments; (i) Inventory; and (j) All Records relating to or pertaining to any of the above listed Collateral.

   The terms "Accounts," "Chattel Paper," "Documents," "General Intangible," "Goods," "Instruments," and "Inventory" as used above shall have the same respective meanings as are given to those terms in the Maryland Uniform Commercial Code - Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as amended.

4. The proceeds (including insurance proceeds) and products of the collateral are secured, as are future advances and after acquired property, and any substitutions, renewals, replacements, additions and accretions of or to any of the above-described collateral.


DEBTOR:

THE MAJESTIC COMPANIES, LTD.,
a Delaware corporation


By: /s/ Francis A. Zubrowski     (SEAL)
---------------------------------------
Francis A. Zubrowski, President
and Chief Executive Officer


August 27, 1999
      ---

MAJESTIC TRANSPORTATION PRODUCTS, LTD.,
a Delaware corporation


By: /s/ Francis A. Zubrowski     (SEAL)
---------------------------------------
Francis A. Zubrowski, President
and Chief Executive Officer


August 27, 1999
      ---
                                       2